UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 5, 2016
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, Utah 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c)

On December 5, 2016, Truman Hunt, who has served as the Chief Executive Officer and President of Nu Skin Enterprises, Inc. (the "Company") since 2003, notified the Company that he has accepted a three-year leadership assignment for The Church of Jesus Christ of Latter-day Saints and that he will therefore step down as Chief Executive Officer and President of the Company in mid-2017. Mr. Hunt also notified the Company that he will not stand for re-election to the Company's Board of Directors at the Company's 2017 Annual Meeting of Stockholders.
On December 6, 2016, the Company's Board of Directors determined that Ritch Wood will become the Company's Chief Executive Officer upon Mr. Hunt's departure, and Ryan Napierski will become the Company's President. Mr. Wood currently serves as the Company's Chief Financial Officer, and Mr. Napierski currently serves as the Company's President of Global Sales and Operations.
Ritch Wood, 50, has served as the Company's Chief Financial Officer and a member of the Company's executive management committee since November 2002. Mr. Wood joined the Company in 1993 and has served in various global leadership capacities. Prior to joining the Company, he worked for the accounting firm of Grant Thornton LLP. Mr. Wood earned bachelor's and master's degrees in accounting from Brigham Young University.
Ryan Napierski, 43, has served as President of Global Sales and Operations since September 2015. Prior to serving in this position, he served as President of the Company's North Asia region from June 2014 and as President of Nu Skin Japan from 2010. Mr. Napierski joined Nu Skin in 1995 and has fulfilled multiple leadership positions with Nu Skin. Mr. Napierski has a bachelor's degree in business, a master's degree in business administration from Duke University and a master's degree in international business from Goethe Universitat in Germany.
In connection with these appointments, it is anticipated that Messrs. Wood and Napierski will enter into employment agreements with the Company, the terms of which are not yet determined. Messrs. Wood and Napierski do not have family relationships with any of the Company's other executive officers and directors. Other than as set forth herein, there are no arrangements or understandings between Messrs. Wood or Napierski and any other person pursuant to which they were selected for their positions.
During 2015 and 2016, the Company paid employment compensation in excess of $120,000 to one relative of Mr. Wood and one relative of Mr. Napierski. Ryan Wood, the brother of Mr. Wood, received approximately $156,369 in salary, bonuses and other compensation, and 800 restricted stock units during 2015. Cade Napierski, the brother of Mr. Napierski, received approximately $415,101 in salary, bonuses, expatriate benefits (including an education and housing allowance and other benefits) and other compensation, and 400 restricted stock units during 2015. In 2016, Ryan Wood and Cade Napierski have continued to receive compensation and were granted 1,500 restricted stock units and 700 restricted stock units, respectively. In addition, both Ryan Wood and Cade Napierski participate in the employee benefit plans available generally to our employees.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NU SKIN ENTERPRISES, INC.
 (Registrant)

/s/Ritch Wood
Ritch Wood
 Chief Financial Officer

Date:  December 7, 2016